Exhibit 99.1

Shineco, Inc. Reports Fiscal Year 2020 Financial Results

BEIJING, Sep.28, 2020 (GLOBE NEWSWIRE) — Shineco, Inc. (“Shineco” or the “Company”; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural and hemp products, as well as various health and well-being-focused plant-based products in China, announced today its financial results for the fiscal year ended June 30, 2020.

Mr. Guocong Zhou, Chief Executive Officer of Shineco, commented, “In fiscal 2020, we achieved a revenue of USD23.68 million and a net loss of $6.63 million. Overall, our various financial indicators have experienced a significant decline, mainly due to the Company’s business transformation and the impact of COVID-19. At present, the Company has formed a strategic plan integrating the entire industrial chain of industrial hemp. At the same time, the Company is also actively looking for investment opportunities in the biomedical field. I believe that as we gradually implement our projects, we will achieve success in in the next fiscal year.”

Fiscal Year 2020 Financial Highlights

●	Revenue: $23.68 million (at 25.8% gross margin), down 24.1% from $31.22 million (at 28.7% gross margin) in fiscal year 2019, reflecting the decrease in sales across all products.
●	Gross profit: $6.12 million, down 31.8% from $8.97 million in fiscal year 2019.
●	Operating income (loss): a loss of $3.49 million, compared to income of $0.12 million in fiscal year 2019.
●	Net income (loss) attributable to Shineco: a loss of $6.63 million, compared to an income of $0.80 million in fiscal year 2019.
●	Earnings (Loss) per share: basic and diluted loss per share of 2.25, compared to basic and diluted earnings per share of $0.32 in fiscal year 2019.

Fiscal Year 2020 Financial Results

Revenue

Revenue for the fiscal year ended June 30, 2020 decreased by $7.54 million, or 24.1%, to $23.68 million from $31.22 million for the same period in 2019, mainly due to the decrease in sales across all products.

	For the Fiscal Years Ended June 30
	2020			2019
($ millions)	Revenue	COGS	Gross Margin	Revenue	COGS	Gross Margin
Luobuma products	0.17	0.25	-46.0%	0.66	0.30	54.0%
Chinese medicinal herbal products	13.27	10.04	24.3%	13.71	10.34	24.6%
Other agricultural products	10.25	7.28	29.0%	16.85	11.61	31.1%
Total	23.68	17.56	25.8%	31.22	22.25	28.7%

Revenue from Luobuma products decreased by $0.49 million, or 74.6%, to $0.17 million for the year ended June 30, 2020 from $0.66 million for the same period in 2019, mainly due to the decrease in revenue from Tenet-Jove and Tenet Huatai. Since the beginning of the year, we did not launch new products, and we mainly focused on clearing off our old stocks. In addition, our sales of Luobuma products were affected by the COVID-19 outbreak, as a result, sales decreased during the year ended June 30, 2020 as compared to the same period in 2019.

Revenue from Chinese medicinal herbal products decreased slightly by $0.44 million, or 3.2%, to $13.27 million for the fiscal year ended June 30, 2020 from $13.71 million for the same period last year. The sales of Chinese medicinal herbal products were comparatively stable during the fiscal year ended June 30, 2020 as compared to the same period in 2019. The decrease was mainly due to the depreciation of RMB against US$. The average translation rate for the years ended June 30, 2020 and 2019 were at 1 RMB to 0.1422 USD and at 1 RMB to 0.1466 USD, respectively, which represented a decrease of 2.97%.

Revenue from other agricultural products decreased by $6.60 million, or 39.2%, to $10.25 million for the fiscal year ended June 30, 2020 from $16.85 million for the same period in 2019. The decrease was mainly due to the decline of sales volume of yew trees during the second half of fiscal year ended June 30, 2020 as compared to the same period in 2019. Our sales of yew trees were affected by the COVID-19 outbreak, which resulted in less orders from our customers during the year ended June 30, 2020.

Gross profit and Gross Margin

Total cost of revenue decreased by $4.68 million, or 21.05%, to $17.56 million for the fiscal year ended June 30, 2020 from $22.25 million for the same period in 2019. Gross profit decreased by $2.85 million, or 31.8%, to $6.12 million for the fiscal year ended June 30, 2020 from $8.97 million for the same period in 2019. Overall gross margin decreased by 2.9 percentage points to 25.8% for the fiscal year ended June 30, 2020, compared to 28.7% for the same period in 2019.

Gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products were negative 46.0%, and 24.3% and 29.0%, respectively, for the fiscal year ended June 30, 2020. This compared to gross margins for Luobuma products, Chinese medicinal herbal products, and other agricultural products of 54.0%, 24.6%, and 31.1%, respectively, for the same period in 2019.

Operating income

General and administrative expenses increased by $1.07 million, or 13.1%, to $9.22 million for the fiscal year ended June 30, 2020 from $8.15 million for the same period in 2019. The increase in general and administrative expenses was mainly due to an increase in bad debt expense of US$ 338,537, an increase in staff salary expenses due to the issuance of restricted shares to the management as compensation of US$ 1,022,660, as well as an increased general and administrative expenses of US$ 315,453 for our newly established entity TNB. The increase was partially offset by the decreased offering cost write-off of US$ 434,000. The US$ 434,000 was the valuation of the Commitment Shares retained by IFG Fund upon termination of the Purchase Agreement and Registration Rights Agreement during the year ended June 30, 2019.

Selling expenses decreased by $0.32 million, or 45.1%, to $0.39 million for the fiscal year ended June 30, 2020 from $0.70 million for the same period in 2019. The decrease was primarily due to the decrease in advertising expense, commission expenses as well as shipping expenses of Tenet-Jove which was in line with the decrease in our sales during the year ended June 30, 2020. The decrease was also due to the decrease in salary related expenses as a result of reduced number of staff during the year ended June 30, 2020.

Operating loss was $3.49 million for the fiscal year ended June 30, 2020, compared to operating income of $0.12 million for the same period in 2019.

Net income (loss)

Net loss was $6.51 million for the fiscal year ended June 30, 2020, compared to net income of $0.88 million for the same period in 2019. After the deduction of non-controlling interests, net loss attributable to common shareholders for the fiscal year ended June 30, 2020 was $6.63 million, or $2.25 per basic and diluted share. This compare to net income attributable to common shareholders of $0.80 million, $0.32 per basic and diluted share, for the same period in 2019.

Financial Condition

As of June 30, 2020, the Company had cash and cash equivalents of $32.37 million, compared to $35.33 million as of June 30, 2019. Net cash used in operating activities was $4.66 million for the fiscal year ended June 30, 2020, compared to net cash provided by operation activities of $3.50 million for the same period in 2019. Net cash provided by investing activities was $0.10 million for the fiscal year ended June 30, 2020, compared to net cash used in investing activities of $0.25 million for the same period in 2019. Net cash provided by financing activities was $2.63 million for the fiscal year ended June 30, 2020, compared to $1.81 million for the same period in 2019.

About Shineco, Inc.

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco is a holding company. Through its subsidiaries and variable interest entities, Shineco undertakes vertically- and horizontally-integrated production, distribution, and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. For more information about Shineco, please visit http://tianyiluobuma.com.

Forward-Looking Statements

This press release contains information about Shineco’s view of its future expectations, plans and prospects that constitute forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, the impact of the COVID-19 pandemic, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco’s registration statement and in its other filings with the Securities and Exchange Commission, including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended June 30, 2020. The forward-looking statements in this press release are based on current expectations and Shineco assumes no obligation to update these forward-looking statements.

For more information, please contact:

Tina Xiao

Ascent Investor Relations LLC

Phone: +1-917-609-0333

Email: tina.xiao@ascent-ir.com

SHINECO, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2020	2019

ASSETS

CURRENT ASSETS:
Cash	$32,371,372	$35,330,676
Accounts receivable, net	11,008,485	9,683,074
Due from related parties	120,939	188,453
Inventories, net	1,799,876	2,215,559
Advances to suppliers, net	13,313,946	11,833,994
Other current assets	905,380	1,710,619
TOTAL CURRENT ASSETS	59,519,998	60,962,375

Property and equipment, net	9,489,484	10,667,730
Land use right, net of accumulated amortization	1,195,943	1,264,309
Investments	4,515,124	6,650,944
Distribution rights	1,043,887	1,074,736
Long-term deposit and other noncurrent assets	96,280	103,864
Right of use assets	3,227,895	-
Prepaid leases	-	2,857,344
Deferred tax assets	-	158,171
TOTAL ASSETS	$79,088,611	$83,739,473

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loans	$2,333,894	$2,410,147
Accounts payable	148,209	220,119
Advances from customers	6,324	382,091
Due to related parties	1,355,919	234,500
Other payables and accrued expenses	4,018,684	3,893,027
Operating lease liabilities - current	97,633	-
Taxes payable	3,386,662	3,341,872
TOTAL CURRENT LIABILITIES	11,347,325	10,481,756

Income tax payable - noncurrent portion	566,022	625,603
Operating lease liabilities - non-current	401,891	-
Deferred tax liability	260,972	-
TOTAL LIABILITIES	12,576,210	11,107,359

Commitments and contingencies	-	-

EQUITY:
Common stock; par value $0.001, 100,000,000 shares authorized; 3,039,943 and 2,544,203 shares issued and outstanding at June 30, 2020 and June 30, 2019*	3,040	2,544
Additional paid-in capital	27,302,051	24,779,684
Statutory reserve	4,198,107	4,198,107
Retained earnings	40,106,518	46,735,190
Accumulated other comprehensive loss	(6,283,835)	(4,184,024)
Total Stockholders’ equity of Shineco, Inc.	65,325,881	71,531,501
Non-controlling interest	1,186,520	1,100,613
TOTAL EQUITY	66,512,401	72,632,114

TOTAL LIABILITIES AND EQUITY	$79,088,611	$83,739,473

SHINECO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE LOSS

	For the Years Ended June 30,
	2020	2019

REVENUE	$23,684,626	$31,220,040

COST OF REVENUE
Cost of product and services	17,507,674	22,175,906
Business and sales related tax	57,140	72,538
Total cost of revenue	17,564,814	22,248,444

GROSS PROFIT	6,119,812	8,971,596

OPERATING EXPENSES
General and administrative expenses	9,223,576	8,153,496
Selling expenses	385,848	702,685
Total operating expenses	9,609,424	8,856,181

INCOME (LOSS) FROM OPERATIONS	(3,489,612)	115,415

OTHER INCOME (EXPENSE)
Impairment loss on unconsolidated entities	(2,062,035)	(200,000)
Income from equity method investments	106,657	516,144
Purchase rebate income	-	1,038,931
Other income	38,797	210,895
Interest expense, net	(13,952)	(11,998)
Total other income (loss)	(1,930,533)	1,553,972

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(5,420,145)	1,669,387

PROVISION FOR INCOME TAXES	1,090,396	787,600

NET INCOME (LOSS)	(6,510,541)	881,787

Net income attributable to non-controlling interest	118,131	85,598

NET INCOME (LOSS) ATTRIBUTABLE TO SHINECO, INC.	$(6,628,672)	$796,189

COMPREHENSIVE LOSS
Net income (loss)	$(6,510,541)	$881,787
Other comprehensive loss: foreign currency translation loss	(2,132,035)	(2,713,246)
Total comprehensive loss	(8,642,576)	(1,831,459)
Less: comprehensive income attributable to non-controlling interest	85,907	47,164

COMPREHENSIVE LOSS ATTRIBUTABLE TO SHINECO, INC.	$(8,728,483)	$(1,878,623)

Weighted average number of shares basic and diluted*	2,949,166	2,496,938

Basic and diluted earnings (loss) per common share	$(2.25)	$0.32

* Retrospectively restated for effect of stock split on August 14, 2020

SHINECO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,510,541)	$881,787
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,173,778	791,534
Loss from disposal of property and equipment	60,211	-
Provision for doubtful accounts	4,718,317	4,379,780
Provision for (reversal of) inventory reserve	205,442	(3,657)
Deferred tax benefit (provision)	416,834	(170,483)
Income from equity method investments	(106,657)	(516,145)
Impairment loss on unconsolidated entities	2,062,035	200,000
Value of shares issued to IFG Fund for equity, we subsequently cancelled	-	434,000
Restricted shares issued for management	1,022,660	-

Changes in operating assets and liabilities:
Accounts receivable	(2,653,944)	3,766,419
Advances to suppliers	(4,768,490)	(7,501,401)
Inventories	148,540	68,009
Other receivables	(671,306)	(179,366)
Prepaid expense and other assets	442,796	(10,875)
Due from related parties	62,438	(64,317)
Right of use assets	(340,610)	-
Prepaid leases	-	420,677
Accounts payable	(65,945)	(1,985,657)
Advances from customers	(366,762)	367,545
Other payables	446,854	2,220,059
Taxes payable	68,343	400,462
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(4,656,007)	3,498,371

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(12,728)	(96,038)
Proceeds from disposal of property and equipment	79,225	-
Payment for construction in progress	-	(41,768)
Repayments (advances) of loans to third parties	38,279	(359,927)
Repayments of loans from related parties	-	251,342
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	104,776	(246,391)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	2,346,453	2,418,162
Proceeds from other short-term loans	-	43,967
Repayment of short-term loans	(2,346,453)	(2,198,330)
Repayment of other short-term loans	(7,110)	(85,491)
Proceeds from issuance of common stock	1,500,203	1,589,892
Proceeds from advances from related parties	1,132,314	44,271
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,625,407	1,812,471

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(1,033,480)	(1,220,828)

NET INCREASE (DECREASE) IN CASH	(2,959,304)	3,843,623

CASH - Beginning of the Year	35,330,676	31,487,053

CASH - End of the Year	$32,371,372	$35,330,676

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income taxes	$670,769	$694,084
Cash paid for interest	$116,438	$115,384

SUPPLEMENTAL NON-CASH OPERATING ACTIVITY:
Right-of-use assets obtained in exchange for operating lease obligations	$900,356	$-